UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2005

Nobel Learning Communities, Inc.

(Exact name of registrant as specified in its charter)

Delaware 1-10031 22-2465204

(State or other (Commission File (IRS Employer

jurisdiction of incorporation) Number) Identification No.)

1615 West Chester Pike

Suite 200

West Chester, Pennsylvania 19382-6223

(Address of principal (Zip Code)

executive offices)

(484) 947-2000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 1.01. Entry Into a Material Definitive Agreement.

On June 28, 2005, Nobel Learning Communities, Inc. (the "Company") entered into a Separation Agreement and Release (the "Separation Agreement") with Kathy E. Herman, the Company's Vice President, General Counsel and Secretary. The Separation Agreement will be effective on July 26, 2005. Under the Separation Agreement, the Company agreed to pay Ms. Herman the sum of $77,251.20, representing twenty-six weeks of compensation at a rate based on Ms. Herman's current salary. Such payment shall be made over the course of a twenty-six week period, consistent with the Company's bi-weekly payroll practices. The Company has also agreed to pay Ms. Herman the lump sum amount of $5,348.16 in recognition of accrued unused vacation, any bonus that Ms. Herman would have earned under the terms and conditions of the Fiscal 2005 management bonus plan, a prorated car allowance for the twenty-six week severance period equivalent to the annual rate of $6,000 and to continue to pay Ms. Herman's medical benefits through January 31, 2006.

In addition, the Company has agreed to pay for executive counseling services provided to Ms. Herman for a period of three months following her separation, and to the extent Ms. Herman is not employed after such three month period, for an additional three month period.

The Separation Agreement also contains a general release in favor of the Company.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10 Separation Agreement and General Release between Nobel Learning Communities, Inc. and Kathy E. Herman, dated June 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBEL LEARNING COMMUNTIES, INC.

(Registrant)

By: /s/ George H. Bernstein

Date: June 28, 2005 Name George H. Bernstein

Title: President and Chief Executive Officer